    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2001
                                                    REGISTRATION NO. [333-_____]
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                                 ZINDART LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

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    Hong Kong S.A.R., China                           Not Applicable
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

              FLAT C & D, 25/F, BLOCK 1, TAI PING INDUSTRIAL CENTRE
                    57 TING KOK ROAD, TAI PO, NEW TERRITORIES
                             HONG KONG S.A.R., CHINA
                               TEL: 852-2256-6000
               (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Principal Executive Offices)

             ZINDART LIMITED 1997 EQUITY INCENTIVE PLAN, AS AMENDED OPTIONS UNDER STOCK OPTION AGREEMENT, DATED JANUARY 11, 2001
          OPTIONS UNDER STOCK OPTION AGREEMENTS, DATED OCTOBER 31, 2000
             OPTIONS UNDER STOCK OPTION AGREEMENT, DATED MAY 8, 1998
                           (Full Titles of the Plans)

                         ZINDART LIMITED (U.S. CONTACT)
                         160 SANSOME STREET, 18TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94104
                                TEL: 415-276-8888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                               Gregory Smith, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                        525 University Avenue, Ste. 1100
                           Palo Alto, California 94301
                                 (650) 470-4500


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

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
        TITLE OF SECURITIES TO BE            AMOUNT TO BE     OFFERING PRICE       AGGREGATE         REGISTRATION
                REGISTERED                   REGISTERED(1)      PER SHARE        OFFERING PRICE        FEE (2)
------------------------------------------- ---------------- ----------------- ------------------- -----------------
Zindart Limited 1997 Equity Incentive Plan      880,000           $1.55(3)          $1,364,000(3)       $341.00

Stock Option Agreement, dated January 11,
2001, by and between Zindart Limited and
Christopher Guest                                 5,000           $1.5625           $    7,813          $  1.95

Stock Option Agreement, dated October 31,
2000, by and between Zindart Limited and
Peter A.J. Gardiner                             380,000           $2.50             $  950,000          $237.50

Stock Option Agreement, dated October 31,
2000, by and between Zindart Limited and
Peter A.J. Gardiner                              20,000           $2.50             $   50,000          $ 12.50

Stock Option Agreement, dated May 8,
1998, by and between Zindart Limited and
Alexander M.K. Ngan                             300,000           $6.75             $2,025,000          $506.25
====================================================================================================================

(1) This Registration Statement shall also cover any additional Ordinary Shares which may become issuable under the Zindart Limited 1997 Equity Incentive Plan, or any of the other Stock Option Agreements referred to herein, being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(2) The calculation of the registration fee to be paid in connection with this registration statement on Form S-8 is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales price of the Registrant's American Depository Shares on October 15, 2001, as reported on the Nasdaq National Market System.

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant Registration Statement on Form S-8 (File No. 333-9516), filed October 13, 1998.

                               ------------------

     The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

                                    PART I

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference:

          (a) The Company's (i) latest Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the SEC on June 28, 2001 (No. 000-22161), filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's latest Quarterly Report on Form 10-Q for the three months ended June 30, 2001, filed with the SEC on August 14, 2001 (No. 000-22161).

          (c) The descriptions of the Company's Ordinary Shares and American Depository Shares that is contained the Company's Registration Statement on Form F-1/A filed with the SEC on March 10, 1998 (No. 333-08134), including any amendment or report for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superceded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4. DESCRIPTION OF THE SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Association, subject to the provisions of the Hong Kong Companies Ordinance, permit the board of directors to indemnify any director or other officer or auditor of the Company, out of the assets of the Company, against any liability incurred by them in the performance of their duties. The Company has a Director's and Officer's Insurance Policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     See Exhibit Index (below).

ITEM 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not withstanding the forgoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on October 17, 2001.

                                        ZINDART LIMITED

                                        By: /s/ ALEXANDER M.K. NGAN
                                           ------------------------------------
                                           Alexander M.K. Ngan
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Alexander M.K. Ngan and Len Kalkun, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 17, 2001.

                     SIGNATURE                                                      TITLE
                     ---------                                                      -----

              /s/ ALEXANDER M.K. NGAN
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                Alexander M.K. Ngan                                 Chief Executive Officer and Director
                                                                        (principal executive officer)

              /s/ PETER A.J. GARDINER
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                Peter A.J. Gardiner                                Chairman of the Board of Directors and
                                                               Authorized Representative in the United States

                     SIGNATURE                                                      TITLE
                     ---------                                                      -----
                   /s/ LEN KALKUN
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                     Len Kalkun                                        Acting Chief Financial Officer
                                                                (principal financial and accounting officer)


               /s/ ROBERT A. THELEEN
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                 Robert A. Theleen                                 Vice-Chairman of the Board of Directors



                /s/ FEATHER S.Y. FOK
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                  Feather S.Y. Fok                                                Director



                  /s/ GEORGE CHEN
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                    George Chen                                                   Director



                /s/ GORDON L.M. SEOW
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                  Gordon L.M. Seow                                                Director



                /s/ LEO PAUL KOULOS
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                  Leo Paul Koulos                                                 Director




-----------------------------------------------------
                 James E. Gilleran                                                Director



                  /s/ VICTOR YANG
-----------------------------------------------------
                    Victor Yang                                                   Director



               /s/ CHRISTOPHER GUEST
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                 Christopher Guest                                                Director

                                  EXHIBIT INDEX

EXHIBIT NUMBER

 5.1*   Opinion of Preston, Gates & Ellis, LLP, Special Hong Kong Counsel of the Company

23.1*   Consent of Preston, Gates & Ellis, LLP (included in Exhibit 5.1)

23.2*   Consent of Arthur Andersen & Co, independent auditors of the Company

24.1*   Power of Attorney (included on signature pages)

-----------------------

* Filed herewith